Exhibit 5.1

June 9, 2017

Reference: 190666/2
Trilogy International Partners Inc.
155-108 Avenue NE, Suite 400
Bellevue, Washington 98004

RE:	Trilogy International Partners Inc. – Registration Statement on Form S-8

Dear Sirs/Mesdames:

We have acted as Canadian counsel to Trilogy International Partners Inc., a company continued under the laws of the Province of British Columbia (the “Company”), in connection with the preparation and filing with the United States Securities and Exchange Commission of a Registration Statement (the “Registration Statement”) on Form S-8 under the United States Securities Act of 1933, as amended (the “Act”).

The purpose of the Registration Statement is to register the offer and sale of up to 6,256,726 common shares of the Company (the “Shares”) pursuant to the payout of restricted share units (the “RSUs”) issued under the Company’s Restricted Share Unit Plan (the “RSU Plan”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Notice of Articles and Articles of the Company and resolutions of the directors of the Company and the shareholders of the Company with respect to the matters referred to herein. We have also examined such certificates of public officials, officers of the Company, corporate records and other documents as we have deemed necessary as a basis for the opinion expressed below. In our examination of such documents, we have assumed the authenticity of all documents submitted to us as certified copies or facsimiles thereof.

Our opinions herein are limited to the laws of British Columbia and the federal laws of Canada applicable therein.

Based upon the foregoing, and provided that all necessary corporate action has been taken by the Company to authorize the issuance of the RSUs, upon the payout of RSUs in accordance with their terms and the RSU Plan, the Shares underlying the RSUs will be validly issued as fully paid and non-assessable.

Consent is hereby given to the use of our name in the Registration Statement and to the filing, as an exhibit to the Registration Statement, of this opinion. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act.

Yours truly,

/s/ Blake, Cassels & Graydon LLP